                                                                                                          EXHIBIT 10.1

ASSIGNMENT, ASSUMPTION AND FIRST AMENDMENT
TO EMPLOYMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of December 5, 2008 ("Effective Date"), by and among Barden Nevada Gaming, LLC, a Nevada limited liability company ("BNG"), The Majestic Star Casino, LLC, an Indiana limited liability company ("Majestic Star" or "Employer"), and Michael Darley, an individual ("Executive").  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement, dated June 11, 2007 ("Employment Agreement"), by and between BNG and Executive.

RECITALS

A.           Pursuant to the Employment Agreement, Executive currently serves as Senior Vice President and General Manager of Fitzgeralds Casino and Hotel – Las Vegas.

B.           BNG desires Executive to undertake, and Executive agrees to undertake, additional responsibilities as the Interim Chief Operating Officer ("COO") of Majestic Star.

C.            In connection with the foregoing, BNG first desires to assign, and Majestic Star agrees to assume, on the Effective Date, all of BNG's right, title, benefit, privileges and interest in and to, and all of BNG’s obligations and liabilities in connection with, the Employment Agreement (the "Assignment").

D.           Following the Assignment, Majestic Star and Executive desire to amend the Employment Agreement to reflect Executive's additional responsibilities as the Interim COO of Majestic Star.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and representations hereinafter contained, and subject to the conditions hereinafter set forth, it is agreed that the foregoing recitals are true and correct and it is further agreed as follows:

1.           Assignment and Assumption.

(a)           On the Effective Date, BNG hereby conveys, transfers and assigns unto Majestic Star all of BNG’s right, title, benefit, privileges and interest in and to, and all of BNG’s obligations and liabilities in connection with, the Employment Agreement.

(b)           Majestic Star hereby accepts such assignment of the Employment Agreement by BNG and agrees to assume BNG's rights and duties thereunder.

(c)           Executive hereby agrees to accept, from and after the Effective Date, the performance of Majestic Star under the Employment Agreement in place and instead of BNG.

2.           Amendments to Employment Agreement.  Following the Assignment and in accordance with Section 21 of the Employment Agreement, Majestic Star and Executive hereby consent to and approve of the amendment of the Employment Agreement as follows:

(a)           Paragraph 1 shall be deleted in its entirety and replaced with the following paragraph 1:

1.           Employment; COO Duties.  Employer will continue to employ Executive, and Executive will continue to accept employment by Employer, as the Senior Vice President and General Manager of Fitzgeralds Casino and Hotel – Las Vegas and agrees to perform such executive, managerial and administrative duties commensurate with Executive’s position, as Employer may specify from time to time, during the Specified Term.  In addition, Employer desires that Executive undertake, and Executive agrees to undertake, additional responsibilities as the COO for Employer (collectively, "COO Duties") commencing on the Effective Date and continuing through the Termination Date (as defined below) ("Interim Period").  The COO Duties shall consist of such executive, managerial and administrative duties commensurate with the position of COO of Employer, as Employer may specify from time to time, during the Interim Period.  The COO Duties shall include, without limitation, operational oversight of all gaming properties of Employer.

(b)           Paragraph 17 shall be amended to reflect the following address for Employer:

The Majestic Star Casino, LLC c/o Barden Development, Inc.
163 Madison Avenue
Detroit, Michigan 48226
Attn: Don Barden
President/Chief Executive Officer
Facsimile #: 313-962-8336

(c)           Paragraphs 11.a. and 11.b. shall be deleted in their entirety, and all references to paragraphs 11.a. and 11.b. in the Employment Agreement shall be deleted, as necessary, accordingly.

(d)           Paragraphs 12.a (i) and 12. a (ii) shall be deleted in their entirety.  Except as modified herein, the provisions in Paragraph 12(a) (iii) governing the rights and obligations of BNG and Executive in the event of a Change in Control shall remain in full force and effect during the Interim Period.  During the Interim Period, all references in Paragraph 12(a) (iii) to “Employer” shall mean BNG and not Majestic Star.  It is understood and agreed that in the event of a Change of Control of BNG in a transaction pursuant to which BNG transfers its assets in a series of closings, BNG’s obligation to make the payments and provide the benefits set forth in 12.a and Executive’s entitlement to receive such payments and benefits shall not be triggered until the final closing.  It is further understood and agreed that Executive shall not be entitled to any payments under Paragraph 12.a. if Executive holds the position of Chief Operating Officer of Majestic Star (as opposed to Interim Chief Operating Officer) on the date of the final closing.

(e)           All references to Executive Vice President/Chief Operating Officer in the Employment Agreement shall be replaced with "President/Chief Executive Officer”.

(f)           The following new paragraph 27 will be added, and all references to numbered paragraphs in the Employment Agreement shall be adjusted, as necessary, accordingly:

27.  Interim Period.  Executive will perform the COO Duties for the period of time ("Interim Period") commencing on the Effective Date and expiring on the date Employer has employed a new COO or on a date as otherwise determined by Employer, in Employer's sole discretion ("Termination Date").  On, or within a reasonable period of time following, the Termination Date, Employer shall pay Executive (1) unpaid Base Salary earned through the Termination Date; and (2) unreimbursed business expenses.  Employer will provide Executive with 30 days advance written notice of the Termination Date or such advance notice as may be reasonably practicable under the circumstances.  On the Termination Date, Executive agrees to surrender his Interim COO title, cease performing the COO Duties and return full-time to his role of Senior Vice President and General Manager of Fitzgeralds Casino and Hotel - Las Vegas.

(a)           Executive may terminate Executive’s employment as Interim COO upon sixty (60) days prior written notice to Employer.

(b)            During the Interim Period, the Base Salary shall be increased from Two Hundred and Seventy Thousand Dollars ($270,000.00) to Three Hundred and Seventy-Five Thousand Dollars ($375,000.00).

(c)           During the Interim Period, the target rate of Executive's bonus compensation shall be increased from thirty percent (30%) to forty percent (40%) of the Base Salary.  For 2008, Executive's bonus will be computed from January 1, 2008 through September 12, 2008 based on the results and criteria for Fitzgeralds Casino and Hotel - Las Vegas.   During the Interim Period, Executive’s bonus will be computed based on the criteria for the corporate management bonus plan.

3.           Validity of Amendment; Re-Assignment; Re-Assumption.  On the Termination Date, this Amendment shall be null and void and of no further force and effect, and the Employment Agreement shall continue in full force and effect as though this Amendment had not been executed; provided, however, that Executive shall be entitled to continue to receive any merit increases to his Base Salary (which will be based, if applicable, on the Base Salary in the Employment Agreement)..   On the Termination Date, Majestic Star hereby agrees to re-assign to BNG, and BNG hereby agrees to re-assume from Majestic Star, the Employment Agreement.  Upon such re-assignment and re-assumption, Executive hereby agrees to accept the performance of BNG under the Employment Agreement in place and instead of Majestic Star.

4.           Effect on the Employment Agreement.  Except as specifically amended hereby and unless the context requires otherwise, all provisions of the Employment Agreement remain in full force and effect.

5.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts including, without limitation, facsimile counterparts, each of which shall constitute an original, and together shall constitute one and the same document.

6.           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, this Amendment was executed as of the date first-above written.

“BNG”
Barden Nevada Gaming, LLC,
A Nevada limited liability company

By:	/s/ Don Barden
Name:	Don Barden
Its:	CEO/President

“MAJESTIC STAR”
The Majestic Star Casino, LLC,
an Indiana limited liability company

By:	/s/ Don Barden
Name:	Don Barden
Its:	CEO/President

“EXECUTIVE”

By:	/s/ Michael L. Darley
Name:	Michael Darley